UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on April 18, 2016, McDermott International, Inc. (“McDermott”), McDermott Finance L.L.C. and certain of McDermott’s wholly owned subsidiaries, as guarantors, entered into an Amendment No. 3 to Credit Agreement and Amendment to Pledge and Security Agreement (“Amendment No. 3”), modifying the credit agreement dated April 16, 2014, among the LC Borrower, the Term Borrower, Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, and the lenders and letter of credit issuers party thereto.

On May 13, 2016, McDermott satisfied the conditions to the “extension effective date” set forth in Amendment No. 3.

On May 12, 2016, McDermott, McDermott Finance L.L.C. and certain of McDermott’s wholly owned subsidiaries, as guarantors, entered into an Amendment No. 4 to Credit Agreement (“Amendment No. 4”), modifying the credit agreement dated April 16, 2014, among the LC Borrower, the Term Borrower, Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, and the lenders party thereto (as amended, the “Credit Agreement”).

Amendment No. 4 amended the Credit Agreement to, among other things:

•	increase the applicable margin payable on the term loan thereunder by 3.0% per annum; and

•	require that the net cash proceeds of any sale (including a sale and leaseback) of the DLV 2000 be applied as a mandatory prepayment of the term loan thereunder.

On May 13, 2016, McDermott voluntarily prepaid $75.0 million of the term loan under the Credit Agreement and satisfied the other conditions to the “effective date” set forth in Amendment No. 4.

The aggregate letter of credit commitments under the Credit Agreement are now $450.0 million, and the maturity date of such letter of credit facility commitments is now April 22, 2019, unless the term loan under the Credit Agreement has not been repaid or refinanced by January 15, 2019, in which case the letter of credit facility commitments will expire on January 15, 2019.

The foregoing description of Amendment No. 3 is qualified in its entirety by reference to Amendment No. 3, attached as Exhibit 4.1 to McDermott’s Current Report on Form 8-K filed on April 18, 2016, which is incorporated by reference herein. The foregoing summary of Amendment No. 4 is qualified in its entirety by reference to the complete text of Amendment No. 4, which is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No. 4 to Credit Agreement, dated as of May 12, 2016, entered into by and among McDermott International, Inc., as LC borrower, McDermott Finance L.L.C., as term borrower, Crédit Agricole Corporate and Investment Bank, as administrative agent, the lenders party thereto, and certain subsidiaries of McDermott International, Inc., as guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Stuart A. Spence
Executive Vice President and Chief Financial Officer

May 16, 2016

EXHIBIT INDEX

No.	Description

4.1	Amendment No. 4 to Credit Agreement, dated as of May 12, 2016, entered into by and among McDermott International, Inc., as LC borrower, McDermott Finance L.L.C., as term borrower, Crédit Agricole Corporate and Investment Bank, as administrative agent, the lenders party thereto, and certain subsidiaries of McDermott International, Inc., as guarantors.